EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-84726, 33-84728, 333-25981, and 333-114019 of Gaming Partners International Corporation (formerly known as Paul-Son Gaming Corporation) and Subsidiaries on Form S-8, of our report dated May 14, 2007, appearing in this Annual Report on Form 10-K of Gaming Partners International Corporation and Subsidiaries for the year ended December 31, 2006.

/s/ Moss Adams LLP
San Diego, CA
May 14, 2007